Exhibit 3.24

TWENTY-SECOND AMENDMENT OF TWENTY-FIRST RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the date listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 585.

In affirmation thereof, the facts stated above are true.

Dated: March 18, 2021

General Partner:

By _/s/Penny Pennington_____________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Drobnick, Jake Richard	3/1/2021	12555 Manchester Road	St. Louis, MO 63131
Dudley, Sean Edward	3/1/2021	12555 Manchester Road	St. Louis, MO 63131
Montgomery, Colin Reid	3/1/2021	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Jake Drobnick Revocable Living Trust UDT Dated February 22, 2021	3/1/2021	12555 Manchester Road	St. Louis, MO 63131
Sean E. Dudley Revocable Trust	3/1/2021	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Second Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.